UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 22, 2009
Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809

(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events
     On January 22, 2009, Capital Senior Living Corporation (the “Company”) announced that its Board of Directors has authorized a stock repurchase program pursuant to which the Company intends to repurchase up to $10 million of its common stock. The timing and extent of any repurchases will depend on market conditions and other corporate considerations. The Company anticipates that it will finance the repurchase program with available cash.
     On January 22, 2009, the Company issued a press release announcing the stock repurchase program. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit No. 99.1. This information being furnished under this Item 8.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release contains, and may implicate, forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. For additional information about risks and uncertainties that could adversely affect the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
99.1	Press Release dated January 22, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2009	Capital Senior Living Corporation
	By:	/s/ David R. Brickman
		Name:	David R. Brickman
		Title:	Vice President and General Counsel

EXHIBIT INDEX
     The following exhibits to this current report on Form 8-K are being filed pursuant to Item 8.01:
99.1	Press Release dated January 22, 2009.

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